UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2011
World Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 459-8100
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 8, 2011, World Energy Solutions, Inc., and its wholly-owned subsidiary World Energy Securities Corp. (collectively, the “Company”) entered into a Second Loan Modification Agreement (the “Second Modification Agreement”) with Silicon Valley Bank (“SVB”). The Second Modification Agreement, approved March 17, 2011, amends and extends the Loan and Security Agreement with SVB dated September 8, 2008, as amended on September 30, 2009 (the “Loan Agreement”). Under the Second Modification Agreement, SVB has committed to make advances to the Company in an aggregate amount of up to $3,000,000, subject to availability against certain eligible account receivables and eligible retail backlog through March 6, 2012. All other terms and conditions have remained the same. The Company continues to intend to use the credit facility solely as working capital and to fund its general business initiatives.
The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference, and each of the Loan Agreement and First Modification Agreement, incorporated therein and herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.
Date: March 22, 2011	By:	/s/ James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Second Loan Modification Agreement, dated February 28, 2011, to Loan and Security Agreement with Silicon Valley Bank
10.2	First Loan Modification Agreement with Silicon Valley Bank dated September 30, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed October 6, 2009)
10.3	Loan and Security Agreement with Silicon Valley Bank dated September 8, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed September 8, 2008)
99.1	Press release dated March 22, 2011